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Exhibit 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

    We consent to the incorporation by reference in the Registration Statement (Form S-8) of Commerce One, Inc. pertaining to the Amended and Restated 1995 Stock Option Plan, 1997 Incentive Stock Option Plan, 1999 Employee Stock Purchase Plan, 1999 Director Option Plan, VEO Systems, Inc. Option Plan, Commercebid.com, Inc. 1999 Equity Incentive Plan, 1999 Mergent Systems, Inc. Stock Option Plan, 1999 Nonstatutory Stock Option Plan, Appnet Systems, Inc. 1998 Stock Option and Incentive Plan, Appnet Systems, Inc. 1999 Stock Incentive Plan, Internet Outfitters, Inc. 1996 Incentive Stock Option Plan, Appnet E-Business Technology and Integration, Inc. Incentive Stock Option Plan and Exterprise, Inc. 1999 Stock Plan, of our report dated April 4, 2001, with respect to the consolidated financial statements of New Commerce One Holding, Inc. included in its Form S-4 (No. 333-58558), filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Walnut Creek, California
July 9, 2001

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CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS